UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2008

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2008 Base Salary Increases. On February 1, 2008, the Board of Directors of the Federal Home Loan Bank of San Francisco ("Bank") approved 2008 base salaries for the following Bank executive officers: Dean Schultz - $725,000, Lisa B. MacMillen - $450,000, Lawrence H. Parks - $380,200, Steven T. Honda - $330,000, Stephen P. Traynor - $330,000, and David H. Martens - $330,000. The 2008 base salaries of the executive officers are effective February 1, 2008, except for Dean Schultz, whose base salary is effective January 1, 2008.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2008, the Board of Directors ("Board") of the Bank approved amendments to Sections 1 and 3 of Article V of the Bank's Bylaws to remove the requirement that the Board elect corporate officers at the level of vice president while maintaining the requirement that the Board elect officers at the level of senior vice president and above; to clarify the President's authority to appoint corporate officers at the level of vice president and below (excluding executive vice presidents and senior vice presidents); and to authorize the President to fix the compensation of corporate officers at the level of vice president and below and employees, within the annual operating expense budgets approved by the Board.

The foregoing description of the amendments to the Bank's Bylaws is qualified in its entirety by reference to the amended and restated Article V of the Bank's Bylaws, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(c)	Exhibits

	3.1	Amendment and Restatement of Article V of Bylaws of the Federal Home Loan Bank of San Francisco, effective February 1, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Federal Home Loan Bank of San Francisco

Date: February 7, 2008	By: /s/ Lisa B. MacMillen
Lisa B. MacMillen Executive Vice President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description

3.1	Amendment and Restatement of Article V of Bylaws of the Federal Home Loan Bank of San Francisco, effective February 1, 2008